Exhibit 5

                                                                    May 22, 2001

EasyLink Services Corporation
399 Thornall Street
Edison, NJ 08837

      Re: EasyLink Services Corporation 42,266,695 shares of Class A common stock to be sold pursuant to a Registration Statement on Form S-3

Ladies and Gentlemen:

      I have acted as general counsel to EasyLink Services Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 with respect to 42,266,695 shares of the Company's Class A common stock, par value $.01 per share (the "Class A common stock"). The Class A common stock was issued or is issuable pursuant to various agreements (each an "Agreement" and collectively the "Agreements").

      In giving this opinion, I have reviewed copies of the Agreements, the Registration Statement and such other documents and have made such other inquiries and investigations of law as I have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. In such review, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the original document of all documents submitted to me as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to me as original documents, the correctness of all statements of fact contained in all such original documents and the lack of any undisclosed termination, modification, waiver or amendment in respect of any document reviewed by me. As to any facts material to this opinion, I have relied upon statements and representations of officers and other representatives of the Company.

      I am a member of the bar of the State of New York and, for purposes of this opinion, do not hold myself out as expert on the law of any jurisdiction other than the State of New York and the United States of America.

      Based upon the foregoing, I am of the opinion that the shares of Class A common stock to be offered and sold pursuant to the Registration Statement are, or upon issuance in accordance with the terms set forth in the relevant Agreement and as described in the prospectus included in the Registration Statement, will be, legally and validly issued, fully paid and nonassessable.

      This opinion is delivered to you solely for your use in connection with the Registration Statement and may not be used or relied upon by you for any other purpose or by any other person without my prior written consent.

      I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal matters" in the prospectus included in the Registration Statement.
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      In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ David W. Ambrosia


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